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                                                                     Exhibit 77C

RIVERSOURCE SELECTED SERIES, INC. -- FORM N-SAR EXHIBITS

ITEM 77C: MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

RESULTS OF MEETING OF SHAREHOLDERS

RiverSource Precious Metals and Minding Fund
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total number of dollars outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between RiverSource Precious Metals and Mining Fund and Columbia Energy and Natural Resources Fund.

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DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
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
  114,013,825.271                 9,117,705.223                  3,219,939.899                 42,191,954.620
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

To elect directors to the Board.*

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                                   DOLLARS VOTED       DOLLARS VOTED
                                       "FOR"             "WITHHOLD"         ABSTENTIONS       BROKER NON-VOTES
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
01. KATHLEEN BLATZ                159,421,199.226      9,122,225.788            0.00                0.00
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02. EDWARD J. BOUDREAU, JR.       159,395,726.459      9,147,698.554            0.00                0.00
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03. PAMELA G. CARLTON             159,570,536.904      8,972,888.109            0.00                0.00
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04. WILLIAM P. CARMICHAEL         158,973,755.652      9,569,669.362            0.00                0.00
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05. PATRICIA M. FLYNN             159,700,728.766      8,842,696.247            0.00                0.00
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06. WILLIAM A. HAWKINS            159,499,538.855      9,043,886.159            0.00                0.00
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07. R. GLENN HILLIARD             159,452,354.688      9,091,070.326            0.00                0.00
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08. STEPHEN R. LEWIS, JR.         159,398,365.965      9,145,059.048            0.00                0.00
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09. JOHN F. MAHER                 159,679,757.254      8,863,667.759            0.00                0.00
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10. JOHN J. NAGORNIAK             159,591,429.106      8,951,995.908            0.00                0.00
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11. CATHERINE JAMES PAGLIA        159,627,345.395      8,916,079.618            0.00                0.00
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12. LEROY C. RICHIE               159,522,594.101      9,020,830.913            0.00                0.00
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13. ANTHONY M. SANTOMERO          159,612,502.640      8,930,922.373            0.00                0.00
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14. MINOR M. SHAW                 159,420,499.020      9,122,925.994            0.00                0.00
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15. ALISON TAUNTON-RIGBY          159,511,021.779      9,032,403.234            0.00                0.00
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16. WILLIAM F. TRUSCOTT           158,587,033.113      9,956,391.901            0.00                0.00
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

To approve the proposed amendment to the Articles of Incorporation of RiverSource Selected Series, Inc. to increase the maximum number of board members.*

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DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  153,512,405.862                12,442,872.655                  2,588,130.097                     16.400
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

* All dollars of RiverSource Selected Series, Inc. are voted together as a single class for election of directors and amendments to the Articles of Incorporation.